DELCATH SYSTEMS, INC.
                               1100 Summer Street
                                    3rd Floor
                           Stamford, Connecticut 06905


                                  July 13, 2005


To: The holders of the Redeemable Common Stock
     Purchase Warrants of Delcath Systems, Inc. issued in 2000

     I am writing to you as a holder of Redeemable Common Stock Purchase Warrants (the "2000 Warrants") of Delcath Systems, Inc. that were issued as part of our initial public offering in 2000.

     The terms of the 2000 Warrants provide, among other things, for (i) an exercise price of $6.60 per share; (ii) a right for the Company to redeem the 2000 Warrants if the price of our common stock on each of the 20 trading days ending on the third day prior to the date notice of redemption is given has been at least 150% of the exercise price (i.e., $9.90) and if, at the time the notice of redemption is sent, there is an effective registration statement under the Securities Act of 1933 covering the offer and sale of our shares upon exercise of the 2000 Warrants; and (iii) an expiration date of October 18, 2005.

     The Board of Directors of the Company has determined that, in light of the recent trading prices for our Common Stock and our anticipated need for additional capital to continue the development of our product, it will offer to exchange on a one-for-one basis any or all of the outstanding 2000 Warrants for new warrants (the "Exchange Warrants"). The substantive terms of the Exchange Warrants and the related Warrant Agreement would be the same as the terms of the 2000 Warrants except that:

     1. The exercise price per share of the Exchange Warrants would be $2.75 per share;

     2. The expiration date for the Exchange Warrants would be December 31, 2005;

     3. The Company would have the right to redeem the Exchange Warrants for $0.10 per Exchange Warrant, upon not less than 30 days' prior written notice, at any time after issuance of the Exchange Warrants without regard to the market value of our common stock at the time notice of redemption is given and even if the holders would not be permitted to exercise the Exchange Warrants at the time because the Company does not have an effective registration statement under the Securities Act covering the offer and sale of shares upon exercise of the Exchange Warrants; in that circumstance, the Company may permit one or more holders to exercise Exchange Warrants if such exercise would qualify for an exemption from the registration requirements of applicable securities laws;

     4. The Company's right to redeem the Exchange Warrants would not require the written consent of the managing underwriter of the Company's 2000 public offering (which is no longer conducting business); and

     5. The managing underwriter of our initial public offering (which is no longer conducting business) would not be a party to the Warrant Agreement relating to the Exchange Warrants.

     The Company currently intends to apply to list the Exchange Warrants on either the Nasdaq Small Cap Market or the Boston Stock Exchange. However, you should realize that such listing may not be practicable.

     The offer to exchange 2000 Warrants for Exchange Warrants will expire at 5:00 P.M., New York time, on August 15, 2005, unless we, in our sole discretion, extend it (such date, as extended if applicable, the "Expiration Date"). The Exchange Warrants will be issued and mailed as promptly as practicable after the Expiration Date to those holders of 2000 Warrants who have taken the necessary steps to accept the offer to exchange by the Expiration Date and have not withdrawn their 2000 Warrants. Any 2000 Warrants that are exchanged for Exchange Warrants will be cancelled.

     Whether you choose to exchange your 2000 Warrants for Exchange Warrants is entirely up to you. Neither the Company nor its Board of Directors makes any recommendation as to whether or not you should choose to accept the exchange offer.

     If you do not accept the offer, your 2000 Warrants will remain outstanding and the terms of them will remain unchanged. Enclosed are two documents that we encourage you to review in deciding whether or not to accept the offer to exchange your 2000 Warrants for Exchange Warrants. They are: (1) the Offer to Exchange dated the date of this letter; and (2) a Letter of Transmittal that you would complete and return to American Stock Transfer & Trust Company together with your 2000 Warrants if you choose to accept the offer to exchange. An investment in the Exchange Warrants involves various risks. Please see "RISK FACTORS - Risks Related to an Investment in the Exchange Warrants" in the Offer to Exchange.

     We intend to file a registration statement under the Securities Act of 1933 covering the offer and sale of our Common Stock upon exercise of the Exchange Warrants. After that registration statement becomes effective, we will send each holder of Exchange Warrants a copy of the prospectus contained therein. Please note that you will not be permitted to exercise any Exchange Warrants until that registration statement becomes effective and you receive the related prospectus. However, the Company may permit one or more holders to exercise Exchange Warrants even if no such registration statement is effective, provided such exercise would qualify for an exemption from the registration requirements of applicable securities laws. If the registration statement becomes effective prior to our sending the Exchange Warrants to those holders who accept the offer, we will send the prospectus together with the Exchange Warrants.

     The offer to exchange 2000 Warrants for Exchange Warrants is not being registered under the Securities Act of 1933, as amended, in reliance on the exemption from registration contained in Section 3(a)(9) of that Act for exchange offers by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

     If you wish to exchange some or all of your 2000 Warrants for Exchange Warrants, you should complete the enclosed Letter of Transmittal and send it, together with the certificate representing your 2000 Warrants to be exchanged, to the Warrant Agent, American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

     If you have any questions concerning the exchange offer or if you need assistance in completing the Letter of Transmittal, please contact American Stock Transfer & Trust Company at (800) 937-5449 or the undersigned at (203) 323-8668.

                                      Very truly yours,

                                      DELCATH SYSTEMS, INC.



                                      By:          M. S. KOLY
                                          -------------------------------------
                                          M. S. Koly
                                          President and Chief Executive Officer

                              DELCATH SYSTEMS, INC.
                               1100 Summer Street
                                    3rd Floor
                           Stamford, Connecticut 06905


                                OFFER TO EXCHANGE
                                       ITS
            2005 REDEEMABLE COMMON STOCK PURCHASE WARRANTS - SERIES A
                           FOR ALL OF ITS OUTSTANDING
                  COMMON STOCK PURCHASE WARRANTS ISSUED IN 2000

   THE EXCHANGE OFFER WILL REMAIN OPEN UNTIL AUGUST 15, 2005 UNLESS EXTENDED.


                                                                 July 13, 2005

     DELCATH SYSTEMS, INC., a Delaware corporation (the "Company"), hereby offers to exchange (the "Exchange Offer"), upon the terms and subject to the conditions set forth herein and in the accompanying Letter of Transmittal (the "Letter of Transmittal"), any or all of the 1,200,000 outstanding Redeemable Common Stock Purchase Warrants issued by it in 2000 (the "2000 Warrants") for an equal number of 2005 Redeemable Common Stock Purchase Warrants - Series A (the "Exchange Warrants").

     The Exchange Warrants will be substantially the same as the 2000 Warrants, except that:

     1. The exercise price per share of the Exchange Warrants will be $2.75 rather than $6.60;

     2. The expiration date for the Exchange Warrants will be December 31, 2005 rather than October 18, 2005;

     3. The Company would have the right to redeem the Exchange Warrants for $0.10 per Exchange Warrant, upon not less than 30 days' prior written notice, at any time after issuance without regard to the then market value of its Common Stock rather than having such right only if the closing bid quotation for its Common Stock on each of the 20 trading days ending on the third day prior to the date a notice of redemption is given is at least 150% of the exercise price;

     4. The Company would have the right to redeem the Exchange Warrants, upon not less than 30 days' prior written notice, whether or not, at the time of redemption, there is an effective registration statement under the Securities Act of 1933 covering the offer and sale of the Company's Common Stock upon exercise of the Exchange Warrants rather than having the right to redeem only if there is an effective registration statement covering such offer and sale; however, the Company may permit one or more holders to exercise Exchange Warrants even if no such registration statement is effective, provided such exercise would qualify for an exemption from the registration requirements of applicable securities law;

     5. The Company's right to redeem the Exchange Warrants would not require the consent of the managing underwriter of the Company's 2000 public offering (which is no longer conducting business); and

     6. The managing underwriter of our initial public offering (which is no longer conducting business) would not be a party to the Warrant Agent Agreement relating to the Exchange Warrants.


                          -----------------------------

     NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER FEDERAL OR STATE AGENCY HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE DISTRIBUTED IN THE EXCHANGE OFFER. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     THIS OFFER TO EXCHANGE DOES NOT CONSTITUTE AN OFFER TO EXCHANGE IN ANY JURISDICTION IN WHICH, OR FROM ANY PERSON TO OR FROM WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR TO ACCEPT SUCH EXCHANGE UNDER APPLICABLE STATE SECURITIES LAWS.

     The Company currently intends to apply to list the Exchange Warrants on either the Nasdaq SmallCap Market or the Boston Stock Exchange. However, you should realize that such listing may not be practicable.

     All other terms of the Exchange Warrants would be the same as the terms of the 2000 Warrants. Any 2000 Warrants not tendered and accepted in the Exchange Offer will remain outstanding and their terms will remain unchanged. Any 2000 Warrants that are exchanged for Exchange Warrants will be cancelled.

     The Exchange Offer will expire at 5:00 P.M., New York time, on August 15, 2005, unless we, in our sole discretion, extend it (such date, as extended if applicable, the "Expiration Date"). The Exchange Warrants will be issued and mailed as promptly as practicable after the Expiration Date to those holders of 2000 Warrants who have taken the necessary steps to accept the Exchange Offer by the Expiration Date.

     Exercise of the Exchange Warrants will not be permitted until the holders thereof receive a prospectus meeting the requirements of the Securities Act of 1933, as amended, relating to the offer and sale of the shares issuable on such exercise. However, the Company may permit one or more holders to exercise Exchange Warrants even if no such registration statement is effective, provided such exercise would qualify for an exemption from the registration requirements of applicable securities laws. The Company will file a registration statement containing such a prospectus as promptly as practicable following the date hereof. After that registration statement becomes effective, we will send each holder of Exchange Warrants a copy of the prospectus contained therein. If the registration statement becomes effective prior to our sending the Exchange Warrants, we will send the prospectus with the Exchange Warrants.

     Whether you choose to exchange your 2000 Warrants for Exchange Warrants is entirely up to you. While the Company's Board of Directors has approved the Company's making the Exchange Offer, neither the Company nor its Board of Directors makes a recommendation as to whether or not you should accept the Exchange Offer.

     An investment in the Exchange Warrants involves various risks. Please see "RISK FACTORS - Risks Related to an Investment in the Exchange Warrants."

     The Exchange Warrants will be, issued under a Warrant Agent Agreement between the Company and American Stock Transfer & Trust Company, as warrant agent (the "Warrant Agent").

     There will be no proceeds to the Company from the Exchange Offer, although the Company would receive the proceeds of any exercise of the Exchange Warrants.

     The Exchange Offer has not been registered under the Securities Act of 1933, as amended, in reliance on the exemption from registration contained in
Section 3(a)(9) of that Act for exchange offers by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----

SUMMARY......................................................................1

SUMMARY OF THE EXCHANGE OFFER................................................1

RISK FACTORS.................................................................3

   Risks Related to an Investment in the Exchange Warrants...................3

   Risks Related to an Investment in our Common Stock........................4

AVAILABLE INFORMATION........................................................4

THE EXCHANGE OFFER...........................................................5

   Description of the Exchange Offer.........................................5

   Procedure for Tendering 2000 Warrants.....................................6

   Guaranteed Delivery Procedures............................................7

WITHDRAWAL OF 2000 WARRANTS TENDERED.........................................7

INTERESTS OF CERTAIN PERSONS IN THE EXCHANGE OFFER...........................7

DESCRIPTION OF THE COMPANY'S CAPITAL STOCK AND OTHER SECURITIES..............8

   Description of the Exchange Warrants......................................8

   Description of Other Securities...........................................9

MARKET VALUES OF THE 2000 WARRANTS...........................................9

FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER.......................10

   Exchange of 2000 Warrants for Exchange Warrants..........................11

   Ownership, Disposition, Redemption and Expiration of Exchange
        Warrants............................................................11

   Adjustments to the Exercise Price........................................12

EXCHANGE AGENT..............................................................12

                                    SUMMARY

     The following is a summary that highlights the information contained elsewhere in this Offer to Exchange. You should read the entire Offer to Exchange carefully before making a decision whether to exchange your 2000 Warrants for Exchange Warrants. (For a more complete description of the Exchange Offer see "The Exchange Offer.")

                         SUMMARY OF THE EXCHANGE OFFER


SECURITIES OFFERED ....................       Up to 1,200,000 Exchange Warrants
                                              that may be issued upon exchange
                                              of an equal number of 2000
                                              Warrants.

THE EXCHANGE OFFER ....................       Any holder of 2000 Warrants may
                                              exchange any or all of such
                                              holder's 2000 Warrants for
                                              Exchange Warrants on the basis of
                                              one Exchange Warrant for each
                                              2000 Warrant exchanged.

EXPIRATION DATE OF THE EXCHANGE OFFER .       The Exchange Offer will expire at
                                              5:00 P.M., New York time, on
                                              August 15, 2005, unless we, in
                                              our sole discretion, extend it.

WITHDRAWAL OF 2000 WARRANTS TENDERED...       Any 2000 Warrants tendered
                                              pursuant to the Exchange Offer may
                                              be withdrawn, by notice to the
                                              Exchange Agent, at any time prior
                                              to the Expiration Date or, if not
                                              accepted for exchange, after 40
                                              business days from the date
                                              hereof.

PURPOSE OF THE EXCHANGE OFFER .........       The Company is making the Exchange
                                              Offer in recognition that the
                                              current exercise price of the 2000
                                              Warrants is significantly above
                                              recent market prices for our
                                              common stock and that, by their
                                              terms, the 2000 Warrants will
                                              expire on October 18, 2005. In
                                              addition, we anticipate the need
                                              for additional capital to continue
                                              the development of our product. If
                                              the applicable conditions for the
                                              redemption of the Exchange
                                              Warrants are satisfied, we may
                                              determine to call the Exchange
                                              Warrants for redemption. See
                                              "Redemption of the Exchange
                                              Warrants" below.

DELIVERY OF EXCHANGE WARRANTS..........       The Exchange Warrants will be
                                              issued and mailed as promptly as
                                              practicable after the Expiration
                                              Date to those holders of 2000
                                              Warrants who have taken the
                                              necessary steps to accept the
                                              Exchange Offer and have not
                                              withdrawn such 2000 Warrants.

EXERCISE PRICE OF THE EXCHANGE WARRANTS       Each Exchange Warrant will entitle
                                              the holder thereof to purchase one
                                              share of common stock at an
                                              exercise price of $2.75, subject
                                              to adjustment. (The exercise price
                                              of the 2000 Warrants is currently
                                              $6.60 per share.)

EXPIRATION DATE OF THE EXCHANGE WARRANTS      The Exchange Warrants will expire
                                              on December 31, 2005. (The
                                              expiration date of the 2000
                                              Warrants is October 18, 2005.)

REDEMPTION OF THE EXCHANGE WARRANTS ...       The Company may redeem some or all
                                              of the Exchange Warrants at a
                                              price of $0.10 per warrant, upon
                                              not less than 30 days' prior
                                              written notice, at any time after
                                              issuance without regard to the
                                              then market value of its Common
                                              Stock. The Company would have the
                                              right to redeem the Exchange
                                              Warrants whether or not, at the
                                              time of redemption is sent, there
                                              is an effective registration
                                              statement under the Securities Act
                                              of 1933 covering the offer and
                                              sale of its Common Stock upon
                                              exercise of the Exchange Warrants.
                                              The holders of the Exchange
                                              Warrants will have the right to
                                              exercise their Exchange Warrants
                                              until the close of business on the
                                              date fixed for redemption if such
                                              a registration statement is
                                              effective.

EXERCISE OF THE EXCHANGE WARRANTS ....        Exercise of the Exchange Warrants
                                              will not be permitted until there
                                              is an effective registration
                                              statement under the Securities Act
                                              covering the offer and sale of the
                                              Common Stock issuable on such
                                              exercise.  The Company will file
                                              such a registration statement as
                                              promptly as practicable after the
                                              date hereof.  If the Company
                                              elects to redeem the Exchange
                                              Warrants and such a registration
                                              statement is not effective by the
                                              redemption date, holders of
                                              Exchange Warrants will not be able
                                              to exercise their Exchange
                                              Warrants.  In that circumstance,
                                              the only right that holders of
                                              Exchange Warrants would have would
                                              be to receive the redemption price
                                              of $0.10 per warrant. However, the
                                              Company may permit one or more
                                              holders to exercise Exchange
                                              Warrants even if no such
                                              registration statement is
                                              effective, provided such exercise
                                              would qualify for an exemption
                                              from the registration requirements
                                              of applicable securities laws.

FEDERAL INCOME TAX CONSEQUENCES .......       In general, the exchange of 2000
                                              Warrants for Exchange Warrants
                                              would be a taxable transaction for
                                              the U.S. federal income tax
                                              purposes, but the position that
                                              the Internal Revenue Service would
                                              take is not entirely clear. See
                                              "Federal Income Tax Consequences
                                              of the Exchange Offer."

MARKET FOR THE EXCHANGE WARRANTS ......       The Company currently intends to
                                              list the Exchange Warrants on
                                              either the Nasdaq SmallCap Market
                                              or the Boston Stock Exchange. If
                                              the Company is not able to list
                                              the Exchange Warrants, it may be
                                              more difficult to buy or sell the
                                              Exchange Warrants. You should
                                              realize that listing the Exchange
                                              Warrants on the Nasdaq SmallCap
                                              Market or the Boston Stock
                                              Exchange may not be practicable.

                                  RISK FACTORS


Risks Related to an Investment in the Exchange Warrants

          The market for the Exchange Warrants may be limited and you may be unable to sell Exchange Warrants when you wish to do so.

     We intend to apply to list the Exchange Warrants on the Nasdaq SmallCap Market or the Boston Stock Exchange. If it is impracticable for us to do so, the ability of a holder of Exchange Warrants to sell his Exchange Warrants may be more limited than it might otherwise be. A limited market for the Exchange Warrants could adversely affect their market value.

          The Exchange Warrants will be derivative securities the value of which will likely vary with the value of our Common Stock. The market value of our Common Stock has historically been volatile.

     As a derivative security (i.e., a security whose value is expected to fluctuate as the value of another security fluctuates), the market value of our Exchange Warrants will likely fluctuate as the value of our Common Stock fluctuates. Historically, the market value of our Common Stock has been volatile.

          The Exchange Warrants will not be exercisable until a registration statement covering the offer and sale of Common Stock on exercise of the Exchange Warrants has become effective which may limit the ability of a holder of Exchange Warrants to exercise the Exchange Warrants and sell the Common Stock underlying his Exchange Warrants.

     Except as the Company may otherwise permit (as described below), none of the Exchange Warrants will be exercisable until we have filed a registration statement under the Securities Act of 1933 covering the offer and sale of our Common Stock on exercise of the Exchange Warrants and such registration statement has become effective. Until such time, a holder of an Exchange Warrant would be unable to realize any value of the underlying Common Stock over the exercise price of the Exchange Warrants by exercising the Exchange Warrant and selling the Common Stock received on exercise.


          The Exchange Warrants will be redeemable, upon not less than 30 days' prior written notice, at any time after their issuance without regard to the market price of the Company's Common Stock at the time of redemption.

     The Company will have the right to redeem the Exchange Warrants, upon not less than 30 days' prior written notice, at any time whether the market value of its Common Stock is more or less than the exercise price of the Exchange Warrants. If the Company chooses to redeem the Exchange Warrants, a holder would need either to exercise the Exchange Warrants prior to the redemption date at a price that could be higher than the then market value (assuming there is then an effective registration statement covering such exercise) or to accept the redemption price of $0.10. However, the Company may permit one or more holders to exercise Exchange Warrants even if no such registration statement is effective, provided such exercise would qualify for an exemption from the registration requirements of applicable securities laws.

          The Exchange Warrants will be redeemable even if a holder would be precluded from exercising the Exchange Warrants at the time of redemption.

     No Exchange Warrants can be exercised unless, at the time of exercise, there is an effective registration statement under the Securities Act of 1933 covering the offer and sale of shares upon exercise of the Exchange Warrants. The Exchange Warrants could be redeemed by the Company even if there is no such effective registration statement. In those circumstances, a holder of Exchange Warrants would only have the right to receive the redemption price of $0.10 even if the market price of the Common Stock at the time is higher than the exercise price of the Exchange Warrant.

Risks Related to an Investment in our Common Stock

     In prior filings with the Securities and Exchange Commission, we have identified a number of risks and uncertainties relating to an investment in our Common Stock, including:

     o    risks related to our business and financial condition;

     o risks related to approval of the Delcath System by the U.S. Food and Drug Administration and foreign regulatory authorities;

     o risks related to manufacturing, commercialization and market acceptance of the Delcath System;

     o    risks related to patents, trade secrets and proprietary rights;

     o    risks related to products liability; and

     o    risks related to an investment in our securities.

     We encourage you to review the factors described in our prior filings in evaluating whether you wish to tender 2000 Warrants in the Exchange Offer.

     The prospectus relating to the offer and sale of our Common Stock upon exercise of the Exchange Warrants will also describe these risks in greater detail.

                             AVAILABLE INFORMATION

     The Company files periodic reports under the Securities Exchange Act of 1934, as amended, that include information about it. The reports that the Company files with the U.S. Securities and Exchange Commission may be inspected without charge at the public reference facilities maintained by the SEC, Washington, D.C. 20549, and copies of such materials can be obtained from the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC at http://www.sec.gov.

     In connection with evaluating the Exchange Offer, holders of the 2000 Warrants may wish to consider the information contained in the following reports that we have filed with the Securities and Exchange Commission:

     1. Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2004, filed on March 21, 2005;

     2. Our Current Report on Form 8-K dated March 22, 2005, filed on March 23, 2005;

     3. Our Current Report on Form 8-K dated April 5, 2005, filed on April 7, 2005;

     4. Our Current Report on Form 8-K dated April 25, 2005, filed on April 29, 2005, as amended by an amendment filed May 2, 2005;

     5.   Our Current Report on Form 8-K dated May 11, 2005, filed on May 11,
          2005;

     6. Our definitive proxy statement dated April 29, 2005, filed on April 29, 2005, relating to our 2005 Annual Meeting of Stockholders;

     7. Our Quarterly Report on Form 10-QSB for the quarter ended March 31, 2005, filed on May 16, 2005;

     8. The description of the 2000 Warrants contained under the caption "Description of Our Capital Stock and Other Securities - Warrants - 2000 Warrants" in the Prospectus included in the Company's Registration Statement on Form SB-2 (No. 333-101661); and

     9. The description of the Company's Common Stock contained under the caption "Description of Our Capital Stock and Other Securities - Units" in the Prospectus included in the Company's Registration Statement on Form SB-2 (No. 333-101661).

     Copies of any of the reports described above, which are available at the SEC's website, are also available from the Company. The SEC's website address is www.sec.gov. Any requests for such information should be addressed to the Company's Chief Financial Officer, 1100 Summer Street, 3rd Floor, Stamford, Connecticut 06905; telephone: (203) 323-8668.

     In addition, holders of the 2000 Warrants may wish to review such additional reports and other documents that the Company files with the SEC after the date hereof.

                               THE EXCHANGE OFFER


Description of the Exchange Offer

     The Company is offering to exchange any or all of its 1,200,000 outstanding 2000 Warrants for Exchange Warrants. The Exchange Warrants will have terms that are substantially the same as the 2000 Warrants, except that:

     1. The exercise price per share of the Exchange Warrants will be $2.75 rather than $6.60;

     2. The expiration date for the Exchange Warrants will be December 31, 2005 rather than October 18, 2005;

     3. The Company would have the right to redeem the Exchange Warrants for $0.10 per Exchange Warrant, upon not less than 30 days' prior written notice, at any time after issuance without regard to the then market value of its Common Stock rather than having such right only if the closing bid quotation for its Common Stock on each of the 20 trading days ending on the third day prior to the date a notice of redemption is given is at least 150% of the exercise price;

     4. The Company would have the right to redeem the Exchange Warrants whether or not, at the time of redemption, there is an effective registration statement under the Securities Act of 1933 covering the offer and sale of the Company's Common Stock upon exercise of the Exchange Warrants rather than having the right to redeem only if there is an effective registration statement covering such offer and sale;

     5. The written consent of the managing underwriter of the Company's initial public offering in 2000 (which is no longer conducting business) will not be required for redemption of the Exchange Warrants; and

     6. The managing underwriter of our initial public offering (which is no longer conducting business) would not be a party to the Warrant Agreement relating to the Exchange Warrants.

     The Exchange Offer will expire at the close of business on the Expiration Date (August 15, 2005, unless we, in our sole discretion, extend it).

     We are making the Exchange Offer in recognition that the current exercise price of the 2000 Warrants is significantly above recent market prices for our common stock and that, by their terms, the 2000 Warrants will expire on October 18, 2005. In addition, we anticipate the need for additional capital to continue the development of our product. We may determine to call the Exchange Warrants for redemption even if the exercise of the Exchange Warrants would not then be permitted.

Procedure for Tendering 2000 Warrants

     Any holder of a 2000 Warrant who wishes to exchange some or all of such holder's 2000 Warrants for Exchange Warrants must complete, sign and return to the Exchange Agent the form of Letter of Transmittal that accompanies this Offer to Exchange on or before the Expiration Date. If the certificates representing 2000 Warrants held by any holder have been mutilated, lost, stolen or destroyed, such holder should review the instructions to the Letter of Transmittal and contact the Exchange Agent for additional information.

     While the method of delivery of outstanding 2000 Warrants, the Letter of Transmittal and other required documents to the Exchange Agent is at the holder's election and risk, we recommend that the completed and signed Letter of Transmittal and other documents be sent by registered or certified mail, by overnight courier or by hand to:

                     American Stock Transfer & Trust Company
                                6201 15th Avenue
                            Brooklyn, New York 11219

     Any beneficial owner whose 2000 Warrants are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to exchange should contact the registered holder promptly and instruct it to tender on the owner's behalf.

     If a holder of 2000 Warrants needs assistance in completing the Letter of Transmittal, the holder should contact American Stock Transfer & Trust Company at (800) 937-5449.

     The Exchange Warrants will be issued and mailed as promptly as practicable after the Expiration Date to those holders of 2000 Warrants who have taken the steps necessary to accept the Exchange Offer by the Expiration Date. All 2000 Warrants that are exchanged for Exchange Warrants will be cancelled.

     Notwithstanding any other provision of the Exchange Offer, we will not be required to accept for exchange, or to issue Exchange Warrants for, any 2000 Warrants and may terminate or amend the Exchange Offer if at any time before the acceptance of those 2000 Warrants for exchange or the exchange of the Exchange Warrants for outstanding 2000 Warrants, we determine that the Exchange Offer violates any applicable law or applicable interpretation thereof by any federal or state regulatory agency. The Company also reserves the right to extend, amend or terminate the Exchange Offer at any time in its sole discretion.

     The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or may be waived by us in whole or in part at any time and from time to time in our sole discretion. The failure by us at any time to exercise any of the foregoing rights shall not be deemed a waiver of any of those rights and each of those rights shall be deemed an ongoing right which may be asserted at any time and from time to time.

     We will not make any payments to brokers, dealers or others soliciting acceptances of the Exchange Offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees. The cash expenses to be incurred in connection with the Exchange Offer will be paid by us and will include accounting, legal, reproduction and related fees and expenses.

Guaranteed Delivery Procedures

     If a registered holder of 2000 Warrants desires to tender 2000 Warrants and the outstanding 2000 Warrants are not immediately available, or time will not permit the holder's 2000 Warrants or other required documents to reach the Exchange Agent before the Expiration Date, a tender may be effected if:

     o    the tender is made through an eligible institution;

     o prior to the Expiration Date, the Exchange Agent receives from that eligible institution a properly completed and duly executed Letter of Transmittal or a facsimile of a duly executed Letter of Transmittal and notice of guaranteed delivery, substantially in the form provided by us, by fax transmission, mail or hand delivery, setting forth the name and address of the holder of the 2000 Warrants and the number of 2000 Warrants tendered and stating that the tender is being made by guaranteed delivery and guaranteeing that within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the physical certificates for all tendered 2000 Warrants, in proper form for transfer, will be deposited by the eligible institution with the Exchange Agent; and

     o the physical certificates for all tendered 2000 Warrants, in proper form for transfer, are received by the Exchange Agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

                      WITHDRAWAL OF 2000 WARRANTS TENDERED

     Any holder of 2000 Warrants who tenders 2000 Warrants pursuant to the Exchange Offer may withdraw all or any portion of such warrants at any time prior to the Expiration Date or, if not accepted for exchange, after 40 business days from the date hereof. Any such withdrawal may be effected by giving written notice of withdrawal to the Exchange Agent at the following address:

                     American Stock Transfer & Trust Company
                                6201 15th Avenue
                            Brooklyn, New York 11219

     Any such notice of withdrawal must specify:

     o the name(s) and address(es) of the registered owner(s) of the 2000 Warrants being withdrawn;

     o    the certificate number(s) of the 2000 Warrants being withdrawn; and

     o the number of 2000 Warrants represented by each such certificate that are being withdrawn.

     If the notice of withdrawal is signed by the registered holder(s) of the 2000 Warrants being withdrawn, the signature must correspond with the name(s) as written on the face of the certificate(s) being withdrawn without alteration or enlargement or any change whatsoever. If the notice of withdrawal is signed by a participant in the Depository, the signature must correspond with the name as it appears on the security position listing as the owner of the 2000 Warrants being withdrawn.

               INTERESTS OF CERTAIN PERSONS IN THE EXCHANGE OFFER

     Each of the directors and executive officers of the Company - M. S. Koly, Samuel Herschkowitz, Mark Corigliano, Daniel Isdaner, Victor Nevins and Paul M. Feinstein - has a business address c/o the Company, 1000 Summer Street, 3rd Floor, Stamford, Connecticut 06095.

     Mark Corigliano, Daniel Isdaner and Victor Nevins, each of whom is a director of the Company, beneficially own 1,500, 7,500 and 5,000 2000 Warrants, respectively. If any such director chooses to accept the Exchange Offer, he would receive an equal number of Exchange Warrants on the same terms and conditions as specified in the Exchange Offer applicable to any other holder of 2000 Warrants who accepts the Exchange Offer.

        DESCRIPTION OF THE COMPANY'S CAPITAL STOCK AND OTHER SECURITIES

     The Company's capital stock consists of 70,000,000 shares of Common Stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $.01 par value per share, whose rights and designation have not yet been established.

     As of May 13, 2005, 15,483,445 shares of Common Stock were outstanding, and no shares of preferred stock were outstanding. The Company's Board of Directors has the authority to issue the authorized preferred stock in one or more series and to fix the relative rights and preferences of each series without any action by the holders of the Common Stock.

Description of the Exchange Warrants

     General

     Each Exchange Warrant will entitle the holder thereof to purchase one share of common stock at a price of $2.75, subject to adjustment, until December 31, 2005.

     The Exchange Warrants will be issued under a warrant agreement between the Company and American Stock Transfer & Trust Company, as warrant agent.

     Redemption

     The Company may redeem some or all of the Exchange Warrants at a price of $0.10 per warrant, upon not less than 30 days' prior written notice, at any time after issuance without regard to the then market value of its Common Stock. The Company would have the right to redeem the Exchange Warrants whether or not, at the time the notice of redemption is sent, there is an effective registration statement under the Securities Act of 1933 covering the offer and sale of its Common Stock upon exercise of the Exchange Warrants. The holders of the Exchange Warrants will have the right to exercise their Exchange Warrants until the close of business on the date fixed for redemption. Redemption of the Exchange Warrants could force the holders to exercise the Exchange Warrants and pay the exercise price at a time when it may be disadvantageous for the holders to do so, to sell the Exchange Warrants at the then current market price when they might otherwise wish to hold the Exchange Warrants or to accept the redemption price, which is likely to be substantially less than the market value of the Exchange Warrants at the time of redemption. If, however, at the date fixed for redemption, there is no effective registration statement under the Securities Act of 1933 covering the offer and sale of Common Stock upon exercise of Exchange Warrants, holders of Exchange Warrants would have no right other than the right to receive the redemption price of $0.10 per Exchange Warrant. However, the Company may permit one or more holders to exercise Exchange Warrants even if no such registration statement is effective, provided such exercise would qualify for an exemption from the registration requirements of applicable securities laws.

     Exercise

     The Exchange Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date of the Exchange Warrants at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price for the number of warrants being exercised. The holders of Exchange Warrants will not have the rights or privileges of holders of Common Stock until the issuance of the Common Stock upon exercise thereof.

     No Exchange Warrants will be exercisable unless, at the time of exercise, we have an effective registration statement under the Securities Act covering the shares of Common Stock issuable upon exercise of the Exchange Warrants and the shares have been registered or qualified or deemed to be exempt from registration or qualification under the securities laws of the state of residence of the holder of the Exchange Warrant. We will file a registration statement covering the offer and sale of the Common Stock issuable upon exercise of the Exchange Warrants as promptly as practicable after the date hereof and use our best efforts to have all the shares so registered or qualified and to maintain a current prospectus relating thereto until the expiration of the Exchange Warrants. After that registration statement becomes effective, we will send each holder of Exchange Warrants a copy of the prospectus contained therein which could be simultaneously with the delivery of the Exchange Warrants. However, the Company may permit one or more holders to exercise Exchange Warrants even if no such registration statement is effective, provided such exercise would qualify for an exemption from the registration requirements of applicable securities laws.

     No fractional shares will be issued upon exercise of the Exchange Warrants. However, if a warrant holder exercises all Exchange Warrants then owned of record by him or her, the Company will pay to the warrant holder, in lieu of the issuance of any fractional share which is otherwise issuable, an amount in cash based on the closing price or last reported sale price of the Common Stock on the last trading day prior to the exercise date.

     Adjustment of Exercise Price

     The exercise price and number of shares of Common Stock or other securities issuable upon exercise of the Exchange Warrants will be subject to adjustment in specified circumstances, including in the event of a stock dividend, recapitalization, reorganization, merger or consolidation of the Company. However, the Exchange Warrants will not be subject to adjustment for issuances of Common Stock at prices below the exercise price of the Exchange Warrants.

     Description of Other Securities

     For a description of our Common Stock and our preferred stock, please refer to the information contained under "Description of Our Capital Stock and Other Securities" included in the Company's Registration Statement on Form SB-2 (No. 333-101661).

                       MARKET VALUES OF THE 2000 WARRANTS

     The following table shows the high and low market values as reported on the Nasdaq SmallCap Market for the 2000 Warrants for each quarter in the years ended December 31, 2003 and December 31, 2004, and for the quarters ended March 31, 2005 and June 30, 2005.

                                                         2005
                                                         ----
                                              High                   Low
                                              ----                   ---
Quarter ended March 31, 2005                  $1.10                 $0.15
Quarter ended June 30, 2005                    0.92                  0.15

                                                         2004
                                                         ----
                                              High                   Low
                                              ----                   ---
Quarter ended March 31, 2004                 $1.10                  $0.13
Quarter ended June 30, 2004                   0.99                   0.36
Quarter ended September 30, 2004              0.59                   0.17
Quarter ended December 31, 2004               0.74                   0.26


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



                                                         2003
                                                         ----
                                              High                   Low
                                              ----                   ---
Quarter ended March 31, 2003                  $0.38                 $0.12
Quarter ended June 30, 2003                    0.80                  0.06
Quarter ended September 30, 2003               0.49                  0.19
Quarter ended December 31, 2003                0.29                  0.14


              FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OFFER

     The following is a summary of the material U.S. federal income tax consequences relating to:

          o    the exchange of 2000 Warrants for Exchange Warrants; and

          o the ownership, disposition, redemption and expiration of the Exchange Warrants.

     This summary is based on provisions of the U.S. Internal Revenue Code of 1986, or the Code, Treasury regulations promulgated under the Code, administrative rulings, and judicial interpretations of the Code, as of the date hereof, all of which are subject to change, possibly retroactively. This summary is limited to U.S. Holders (as defined below) that are entitled to exchange 2000 Warrants for the Exchange Warrants pursuant to the Exchange Offer. This summary does not address all aspects of U.S. federal income taxation that may be important to you in light of your individual circumstances, such as, for example, if you are an investor subject to special tax rules (e.g., if you are a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, a person who acquired the 2000 Warrants as compensation, an expatriate or a tax-exempt investor) or if you would hold the 2000 Warrant or Exchange Warrant or would hold a share of Common Stock acquired as a result of an exercise of the Exchange Warrant as a position in a "straddle," as part of a "synthetic security" or "hedge," as part of a "conversion transaction" or other integrated investment, or as other than a capital asset. In addition, this summary does not address any aspect of state, local or foreign taxation.

     For purposes of this summary, a "U.S. Holder" means a beneficial owner of the 2000 Warrants or Exchange Warrants or shares of Common Stock received upon exercise of Exchange Warrants, as the case may be, who is the owner of record thereof and is for U.S. federal income tax purposes:

          o    an individual who is a citizen or resident of the United States;

          o a corporation, or other entity taxable as a corporation that is created or organized in the United States or under the laws of the United States or any state thereof (including the District of Columbia);

          o an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

          o a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons have the authority to control all substantial decisions of such trust.

     If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) holds the 2000 Warrants or Exchange Warrants, the U.S. federal income tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership.


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



     No ruling has been sought from the Internal Revenue Service with respect to any of the tax consequences discussed below. The IRS could challenge some or all of the tax consequences described below or a court could sustain such a challenge.

     Because the tax characterization and treatment of the exchange of 2000 Warrants for Exchange Warrants is unclear, you are urged to consult with your own tax advisor regarding how you should characterize and treat the exchange of 2000 Warrants for Exchange Warrants under federal, state, local and foreign tax laws applicable to you. You are also urged to consult with your own tax advisor regarding the particular tax consequences to you of the offer to exchange and the ownership, disposition, redemption and expiration of the Exchange Warrants in light of your particular tax situation and under federal, state, local and foreign tax laws applicable to you.

Exchange of 2000 Warrants for Exchange Warrants

     The tax treatment of a U.S. Holder's exchange of a 2000 Warrant for an Exchange Warrant is unclear. The exchange could be treated as a tax-free recapitalization, a partly tax-free and partly taxable transaction or as a taxable sale or exchange.

     If the exchange of the Exchange Warrant for the 2000 Warrant is treated as a tax-free recapitalization, the U.S. Holder will not recognize taxable income for U.S. federal income tax purposes as a result of such exchange; the tax basis of the U.S. Holder in the Exchange Warrant will be the same as the U.S. Holder's tax basis in the 2000 Warrant; and the holding period of the U.S. Holder in the Exchange Warrant will include the holding period of the U.S. Holder in the 2000 Warrant.

     The exchange of the 2000 Warrant for the Exchange Warrant could be treated as a partly tax-free and partly taxable transaction under various characterizations. For example, under one possible characterization of the exchange, the U.S. Holder could have capital gain or loss in an amount equal to the difference between (1) the excess, if any, of the value of the Exchange Warrant over the value of the 2000 Warrant, and (2) the portion of the basis in the 2000 Warrant that is attributable to that excess value. In that case, any gain or loss recognized by the U.S. Holder could be long-term capital gain or loss if the U.S. Holder has held the 2000 Warrant for more than one year. In addition, the tax basis of the U.S. Holder in the Exchange Warrant could equal the sum of (1) the portion of the basis in the 2000 Warrant that is not attributable to that excess value, and (2) the amount of that excess value. The holding period of the U.S. Holder in the Exchange Warrant could include the holding period of the U.S. Holder in the 2000 Warrant with respect to the portion of the Exchange Warrant that is not attributable to that excess value and could begin on the day of the exchange with respect to the portion of the Exchange Warrant that is attributable to that excess value.

     If the exchange of the 2000 Warrant for the Exchange Warrant is treated as a taxable sale or exchange, the U.S. Holder will recognize taxable gain or loss for U.S. federal income tax purposes. In that case, such taxable gain or loss will be equal to the difference between the fair market value of the Exchange Warrant on the date of the exchange of the Exchange Warrant and the U.S. Holder's tax basis in its 2000 Warrant. In addition, the U.S. Holder's tax basis in the Exchange Warrant will be equal to the fair market value of the Exchange Warrant on the date of the exchange. The U.S. Holder's holding period in the Exchange Warrant will commence on the day after the exchange. Any gain or loss recognized by the U.S. Holder generally will be long-term capital gain or loss if the U.S. Holder has held the 2000 Warrant for more than one year. The deductibility of capital losses is subject to limitations.

Ownership, Disposition, Redemption and Expiration of Exchange Warrants

     The U.S. Holder generally will recognize gain or loss on the sale, exchange or redemption of an Exchange Warrant, measured by the difference between the amount realized from the sale, exchange or redemption of the Exchange Warrant, and the tax basis of the Exchange Warrant. Any gain or loss generally will be capital gain or loss and will be long-term if the U.S. Holder's holding period of the Exchange Warrant exceeds one year at the time of the sale or exchange.

     The U.S. Holder generally will not recognize taxable income on receipt of shares of Common Stock upon the exercise of the Exchange Warrants, except to the extent cash is received in lieu of a fractional share of Common Stock. Such U.S. Holder's tax basis in the shares of Common Stock so acquired will be equal to the sum of the tax basis and exercise price of the Exchange Warrants so exercised, less the portion of such tax basis, if any, allocable to any fractional share of Common Stock for which cash is received. The holding period of a share of Common Stock so acquired generally will begin with the date on which the Exchange Warrant is exercised.

     Any U.S. Holder who receives cash in lieu of acquiring a fractional share of Common Stock upon the exercise of the Exchange Warrants generally will recognize gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder's allocable tax basis in the fractional interest for which cash was received. Any gain or loss generally will be capital gain or loss and will be long-term if the U.S. Holder's holding period in the Exchange Warrant exceeds one year at the time of the receipt of cash.

     If the U.S. Holder's Exchange Warrants have not been previously redeemed and expire in accordance with their terms without payment, the U.S. Holder will recognize a loss equal to the amount of the tax basis of the Exchange Warrants. Such expiration will be deemed a sale or exchange as of the expiration date and the loss, if any, will be a capital loss. Such capital loss will be a long-term capital loss if the U.S. Holder's holding period in the Exchange Warrant exceeds one year at the time of expiration.

Adjustments to the Exercise Price

     Some adjustments to the exercise price of the Exchange Warrants may result in a deemed distribution taxable to U.S. Holders of Exchange Warrants if the adjustments have the effect of increasing the U.S. Holder's proportionate interest in the earnings and profits or assets of the Company.

                                 EXCHANGE AGENT

     American Stock Transfer & Trust Company is the exchange agent for the Exchange Offer and also the Warrant Agent for the Exchange Warrants. American Stock Transfer & Trust Company is also the transfer agent for the Company's Common Stock.

     Any holder of 2000 Warrants who has questions concerning the Exchange Offer may contact the Exchange Agent at the following address:

                     American Stock Transfer &Trust Company
                                6201 15th Avenue
                            Brooklyn, New York 11219

                                 (800) 937-5549



                                       12